Exhibit 23.1






                 CONSENT OF INDEPENDENT ACCOUNTANTS

                             __________



          We consent to the incorporation by reference in the registration statements of Legg Mason, Inc. and Subsidiaries on Form S-8 (File Nos. 2-87754; 33-18870; 33-20027; 33-28609; 33-45453; and
33-48239) and on Form S-3 (File Nos. 33-41810; and 33-62704) of our
reports dated May 5, 1994, on our audits of the consolidated financial statements and financial statement schedules of Legg Mason, Inc. and Subsidiaries as of March 31, 1994 and 1993, and for each of the three years in the period ended March 31, 1994, which reports are included in this Annual Report on Form 10-K.







                                   /s/ COOPERS & LYBRAND





Baltimore, Maryland
June 24, 1994